EXHIBIT 10.1


AMENDED AND RESTATED RETENTION AGREEMENT

         This AMENDED AND RESTATED RETENTION AGREEMENT (the "Agreement") is made effective this 15th day of April, 2004, by and between Photo Control Corporation (the "Company") and Curtis Jackels ("Employee").

RECITALS

A. Employee and Company entered into that certain Retention Agreement dated March 12, 2004 (the "Original Agreement") and now desire to make certain changes to the Original Agreement.

B.       Employee is currently employed as President with the Company.

C. The Company wants to recognize Employee's past service with the Company and provide him with a level of financial security as the Company explores strategic alternatives.

D. The Company also believes it is in its best interests of the Company and its shareholders to retain the services of Employee for a specific period of time.

E.       The Company and Employee desire to enter into this Agreement.

AGREEMENT

         In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

1. VESTING OF RETIREMENT BENEFITS. For the reasons set forth above, the Company hereby amends the Company's Executive Salary Continuation Plan dated August 9, 1985, as amended (the "Plan"), as follows:

(a) Upon Employee's termination of his employment with the Company for any reason, Employee will be entitled to immediately begin receiving the monthly installment payments that the Plan currently provides would be paid beginning at age 67 if Employee would have continued in employment with the Company until the age of at least 65. In other words, this amendment to the Plan entitles Employee to receive an annual benefit of $48,534 for 15 years paid on a monthly basis, beginning the month after the month of termination.

(b) The amendment to the Plan set forth in this Agreement applies only to the Employee.

2.       RETENTION SEVERANCE PAY AND BENEFITS.

(a) If Employee satisfies all of the conditions of paragraph 3(b) below, the Company shall provide Employee the following retention severance pay and benefits upon a termination of his employment:

(i) Severance pay equal to four (4) months of Employee's gross monthly base salary at the time of termination, which severance pay will be paid to Employee, at the Company's election, either in a lump-sum amount or in installments in accordance with the Company's then existing regular payroll practices; and

(ii) For a period of eighteen (18) months following Employee's date of termination (the "Premium Payment Period"), the Company shall pay the monthly health, dental and life insurance premiums for Employee to continue his insurance under the Company's group plans subject to these plans' eligibility requirements. The Premium Payment Period shall run concurrently with Employee's COBRA and state benefits continuation period. In order to receive these benefits, Employee must execute all documentation necessary to elect insurance continuation.

(iii) Transfer of the Company vehicle then driven by Employee at no cost to Employee other than income tax and employee payroll taxes.

(b) Employee shall receive the retention severance pay and benefits described in paragraph 3(a) above only if all of the following conditions are satisfied:

(i) Employee complied with any request by the Company or its successor to remain employed until June 1, 2004;

(ii) Employee's employment with the Company or its successor is terminated by the Company or voluntarily by Employee for a reason other than one set forth in paragraph 3(c) below; and

(iii) Employee signs a Separation and Release Agreement at the time of termination in providing for the following: (a) Employee's general release of the Company, any of its respective predecessors, subsidiaries, affiliates, successors, assigns, and any of their respective current and former officers, agents, directors, employees, independent contractors, shareholders, attorneys, accountants, insurers, representatives; (b) Employee's return of all corporate property in his possession;

(c) nondisparagement of the Company and any successor and their respective representatives; (d) confidentiality of the terms of the Separation Agreement; and (e) affirmation of any continuing obligations of Employee, such as, but not limited to non-competition or confidentiality obligations.

(c) Notwithstanding the provisions of any part of paragraph 2 above, Employee shall not be entitled to any retention severance pay or benefits under paragraph 3(a) above in the event Employee is terminated for any of the following reasons:

(i) Employee dies; or

(ii) Employee refuses to comply with the request of the Company or its successor that he remain employed until June 1, 2004, unless Employee's refusal to remain employed until June 1, 2004 is due to his work location being relocated to a location that is more than fifty (50) miles from Employee's current work location.

3. TAXES. Any payments made to Employee pursuant to this Agreement shall be subject to the normal withholdings which the Company is obligated by law to deduct, or which the Company in good faith believes it is obligated by law to deduct.

4. NO GUARANTY OF FUTURE EMPLOYMENT. Nothing in this Agreement shall be deemed to be a contract of employment for a specified period of time. The terms of Employee's employment shall remain unmodified, and unless otherwise agreed to in a separate written agreement between Employee and the Company signed by both of them, Employee's employment with the Company shall remain at-will.

5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns, and the Company shall require any Successors and Assigns to expressly assume and agree to perform the Company's obligation under this Agreement. Neither this Agreement nor any right or interest thereunder shall be assignable or transferable by Employee, his/her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's personal representative.

6.       MISCELLANEOUS.

(a) INTEGRATION. This Agreement embodies the entire agreement and understanding among the parties relative to Employee's right to receive retention pay or benefits. This Agreement supersedes any and all prior retention agreements between the parties, and any other agreements between the parties relating to the subject matter herein.

(b) MODIFICATION AND TERMINATION. The terms and conditions of this Agreement may be amended or terminated only upon written agreement signed by the Company and Employee.

(c) APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Minnesota.

(d) COUNTERPARTS. This Agreement may be executed in several counterparts and as so executed shall constitute one agreement binding on the parties hereto.

(e) SEVERABILITY. The invalidity or partial invalidity of any portion of this Agreement shall not invalidate the remainder thereof, and said remainder shall remain in full force and effect to the maximum extent compatible with then applicable law.

(f) RECITALS AND HEADINGS. The recital and section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date herein first above written.


Date: April 26, 2004                                  PHOTO CONTROL CORPORATION:
      --------------
                                                      By:  /s/ John Helmen
                                                           ---------------------
                                                      Its:     CEO
                                                           ---------------------


         EMPLOYEE:

Date: April 26, 2004                                  /s/ Curtis Jackels
      --------------                                  --------------------------
                                                      Curtis Jackels